UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

Table Trac, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32987	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive offices) (Zip Code)

(952) 548-8877
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, the Nevada Gaming Commission voted to reject Brian Hinchley’s individual application for licensure as Chief Executive Officer, Chief Financial Officer and a director of Table Trac, Inc. (the “Company”). Pursuant to Nevada Revised Statute 463.220, the rejection of an application is not a determination of suitability. Mr Hinchley’s application was not denied by the Nevada Gaming Commission and he is permitted to remain an employee of the Company and may re-apply for licensure at any time in Nevada. Further, this vote has no effect on the Company’s licensure with the State of Nevada, which was originally obtained on August 25, 2016.

As a result, on November 17, 2017, Mr. Hinchley resigned his positions as Chief Executive Officer and Chief Financial Officer and stepped down from the Company’s Board of Directors. On November 20, 2017, the Company appointed Chad Hoehne, age 55, founder, President, Chief Technical Officer and a director of the Company since 1999, to serve as the Company’s Chief Executive Officer and established a search committee charged with finding a new Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.:
(Registrant)

By:	/s/ Chad Hoehne
Chad Hoehne, Chief Executive Officer

Dated: November 22, 2017